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                             Independent Auditors' Consent




The Board of Directors
Security Equity Life Insurance Company



We consent to the use of our report included herein and to the reference to our firm under the heading "Financial Statements" in the Registration Statement and Prospectus for Security Equity Separate Account 27.


                                                     KPMG Peat Marwick LLP

St. Louis, Missouri
April 29, 1998